UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

SELECT BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-50400	20-0218264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, North Carolina	28334
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (910) 892-7080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	SLCT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 19, 2020, the Company held its Annual Meeting. There were three proposals submitted to shareholders at the Annual Meeting. In the case of Proposal 1, all of the Board of Directors’ nominees were approved and elected to serve on the Company’s Board of Directors. Each of Proposals 2 and 3 were approved by the shareholders entitled to vote at the Annual Meeting by the requisite vote. The proposals below are described in greater detail in the Company’s definitive proxy statement for the Annual Meeting, as filed with the Securities and Exchange Commission on April 9, 2020 and as supplemented on May 8, 2020.

The voting results at the Annual Meeting were as follows:

Proposal 1: Proposal to elect four members of the Board of Directors for three-year terms.

Directors Elected	Votes For	Votes Withheld	Broker Non-Votes

James H. Glen, Jr.	11,910,154	427,044	3,015,530
Gerald W. Hayes	11,224,650	1,112,548	3,015,530
William L. Hedgepeth II	11,946,586	390,612	3,015,530
Carlie C. McLamb, Jr.	11,864,586	472,612	3,015,530

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation.

For	Against	Abstain	Broker Non-Votes

11,312,483	796,469	228,246	3,015,530

Proposal 3: Proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2020.

For	Against	Abstain	Broker Non-Votes

15,220,100	49,745	82,883	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT BANCORP, INC.

Date: May 20, 2020	By:	/s/ Mark A. Jeffries
Mark A. Jeffries
Executive Vice President and Chief Financial Officer